Exhibit 10.16

Translated from Japanese

         BUSINESS ASSIGNMENT CONTRACT CONCERNING MYLINE AND MYLINE PLUS

KDDI (hereinafter called "A") and Global Hotline, Inc. (hereinafter called "B") hereby make an agreement concerning the entrusting and acceptance of obtainment of applications and others relating telecommunication services and so forth (hereinafter called "These Services") as stipulated in the separate sheet.

[The Business]

Article 1 A shall entrust B with the business stipulated in each of the following sections (hereinafter called "The Business") for the purpose of promoting the utilization of These Services and B shall accept it. The details shall be stipulated in the separate sheet.

               (1) Business to obtain the applications for These Services and respond to the customers by telemarketing.

               (2)  Affairs pertaining to the previous section.

[The Course of Accomplishment of Business]

Article 2 A and B shall execute the operation guidebook (inclusive of scripts, guide, and manual) regarding the course of accomplishment of The Business.

               2. B shall accomplish The Business following the operation guidebook in the previous section with the due care of a good manager.

               3. A and B shall determine the goals for obtaining applications concerning The Business. The goals for obtaining applications through The Business shall be set as stipulated in the separate sheet except for the case in which any special agreement is provided in the current contract or other agreement in writing between A and B.

               4. If A recognizes that the methods and others to accomplish The Business by B is inappropriate, or judges that it is difficult to achieve the goals in the previous section, A can request B to improve the methods and so forth to accomplish The Business and B shall have to improve them immediately in response to it.

               5. B shall operate The Business in the areas that A shall designate. A shall be able to designate the areas at any time and B shall accept them immediately.

[Responding to Customers]

Article 3 If the customers directly or indirectly made inquiries of B in its accomplishing The Business, it shall have to immediately report to A on them, respond to and process them on its own responsibility.

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[The Places, Dates, and Timeslots of Accomplishment of The Business]

Article 4 The places, dates, and timeslots of accomplishment of The Business shall be stipulated in the separate sheet.

[The Employees Engaged in The Business]

Article 5 B shall determine its employees to be engaged in The Business (hereinafter called "The Employees engaged in The Business") and notify A of them in writing in the form A shall designate if it requests for them.

               2. B shall, in advance, select a person to take charge of The Business and notify A of it in writing in the form A shall designate. It shall also do the same upon changing it. However, it shall not be allowed to appoint any temporary employee such as a part-timer as the person in charge of it.

               3. A shall determine the methods to accomplish The Business and the other items necessary for B to accomplish it through conferences between the person in charge stipulated in Section 2.

               4. B shall make The Employees engaged in The Business observe the obligations stipulated in the current contract, and take all responsibilities concerning the accomplishment of The Business by The Employees engaged in it. If an Employee engaged in The Business caused damage to A, B should take the responsibility for it jointly with the person in charge of it even if it did not neglect to pay appropriate attention concerning the selection and supervision of him or her.

[Responsibility for the accomplishment of The Business]

Article 6 B shall bear all the responsibility regarding the accomplishment of The Business and if it should receive any protest or complaint from a customer, or if it should cause damage to A or its employees, customers, or the other third parties, or if it should cause a dispute, B shall immediately report it to A and concurrently process all the matters on its own responsibility and at its cost not to cause any trouble to A.

               2. If a customer or another third party should make any appeal, or protest or claim against A proceeding from B's performance to accomplish The Business, B shall defend A from it or cooperate with A to resolve it. In case A should suffer any damage due to this dispute or else, if B is to be blamed for the cause, B shall be liable to compensate A for the damage, and the damages shall be determined through conference between A and B.

[Responsibilities pursuant to Labor Laws]

Article 7 B shall observe the acts and rules in pursuant to the Labor Standards Law, the Workers' Accident Compensation Insurance Law, the Health Insurance Law, the Employment Insurance Law and others, and bear all the responsibilities stipulated in these laws and so forth as an employer or a business operator.

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               2. If casualties and/or other accidents occur among employees engaged in The Business, B shall process all the matters on its own responsibility and at its cost not to cause any trouble to A.

[Commission fee and so forth]

Article 8 The value of accomplishment of The Business by B (hereinafter called "Commissions") shall be determined as provided in the separate sheet except for the case in which any special agreement is provided in the current contract or other agreement in writing between A and B.

               2. B shall claim A for the Commissions of the month mentioned in the previous section in principle by the 5th of the following month by the methods that the both parties have confirmed and A shall pay B the said claim by the 20th of the month in which A received it. Furthermore, B, in the case there are both fixed Commissions that have been closed at the end of the month and variable Commissions determined quantitatively, shall claim A for them separately and A shall, if both parties have confirmed the particular necessity, pay the said Commissions separately. 3 Commissions can be changed if the contents or the terms and conditions of The Business have been modified, or if other events that may majorly affect the calculation ground of the Commissions have occurred, and thus the necessity to revise the Commissions has been recognized through conferences between A and B.

[Offset]

Article 9 In the case A bears monetary liabilities to B under the current contract, A shall be able to offset the liabilities with B's monetary liabilities (inclusive of the indefinite liabilities) to A under the current contract or other contracts made between the two parties, at any time, irrespective of the due date, without any advance notice or demand.

[Business report]

Article 10 B shall have to report to A regarding the performance status of The Business regularly or on A's request in the formats that A shall separately designate (including the monthly telemarketing performance report).

[Education and training to the Employees engaged in The Business]

Article 11 B shall properly provide education and training to the Employees engaged in The Business during the contract period to let them acquire the knowledge and others that are necessary to accomplish it.

[Prohibition of the transfer and sub-consignment of the rights and duties]

Article 12 B shall not transfer all or part of its rights and duties under the current contract to the third party nor pledge them as collateral for itself or the third party.

               2. B shall not sub-consign The Business to the third party. This shall not apply, however, if A accepts it through advance conferences between A and B.

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               3. If B sub-consigned The Business after obtaining the consent provided in the previous section, it should have its sub-consignee comply with its duties stipulated in the current contract, and should be entirely responsible for the sub-consignee's actions.

[Observance obligation]

Article 13 Concerning The Business that B has been consigned, it shall comply with the Telecommunication Business Law and other related laws, and/or the contract stipulations and so forth regarding These Services, and the items to observe in The Business in the separate sheet [2] and sincerely accomplish it.

               2. All the transaction conditions that B shall offer its customers in its accomplishing The Business, shall be in accordance with the contract stipulations and so forth concerning These Services.

[Confidentiality obligation]

Article 14 B must not disclose or leak A's confidential information to the third party that it could learn in connection with concluding or executing the current contract, and it shall not use it for any other purpose but executing the current contract.

               2. B shall hold its board of directors and the Employees engaged in The Business (inclusive of those who retired from either of them, which shall apply hereinafter.) under obligation of the confidentiality stipulated in the previous section, and if any of its directors on the board or the Employee engaged in The Business should violate it, it shall be considered to have violated it.

               3. Regarding the information on A's customers, "The memo on the protection of customers' information and the confidentiality" concluded between A and B on January 15th (fifteenth), 2009 shall be applied with priority.

[Intellectual property right]

Article 15 The copyright over the manuals and other materials which was made in the process of accomplishing The Business shall solely belong to A. If, however, dissent occurred regarding how to deal with the said copyright, A and B shall sincerely confer on it separately.

[Modification on the Contract]

Article 16 If A intends to change an article of the current contract, it shall notify B of it in writing in advance.

               2. If the writing conveying B's objection to the said modification has not reached A from B within 10 (ten) days after the day on which the notification stipulated in the previous section has reached B, or in the event that B has dealt with The Business involved in the said modification according to the modified contents after the initial date to implement it that B shall designate in its notice of the modification, B shall be considered to have accepted it, and the articles of the current contract concerned shall be thereby considered to have been modified.

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               3. If the writing conveying B's objection to the said
               modification has reached A from B within the period stipulated in the previous section, A and B shall sincerely confer on the pros and cons of the said modification to process and/or resolve it smoothly.

[Termination]

Article 17 A or B, even during the effective period of the current contract, shall be able to terminate it by notifying the other party of it in writing 30 days before the termination date.

               2. In the event that the current contract has been terminated pursuant to the previous section, the Commissions and so forth shall be settled by the methods that A shall designate.

[Cancellation]

Article 18 If A or B should fall into any of the following items, the other party shall be able to cancel the current contract immediately without being required of any procedure, i.e. a notice, demand and so forth.

               (1) Breach of even a single article of the current contract, and the breach has not been corrected despite the other party's demand for correction in an appropriate period of time;

               (2) Dishonesty in connection with the accomplishment of The Business;

               (3) Frequent protests or complaints from customers regarding the accomplishment of The Business due to the matters that B is to be blamed for, which have not been stopped despite the demands to correct them in an appropriate period of time, or if damage has been inflicted to customers due to the matters that B is to be blamed for;

               (4) Court order or notice of seizure, or provisional seizure, or provisional disposition has been sent, or in the case of the receipt of petition for auction, or disposition for tax delinquency;

               (5) Disposition of suspension of payment, or the commencement of bankruptcy procedure, or civil revitalization, or corporate reorganization, or special liquidation;

               (6) An administrative sanction by the competent authorities, or discontinuance of business;

               (7) Protested bills that were drawn or accepted by either A or B, or dishonored checks that were drawn by either of them;

               (8)  Liquidation

               (9) Abasement of the other party's honor and/or credit, or significant damage inflicted to the other party, or such a risk;

               (10) and besides, critical changes in B's assets, credit, or solvency and so forth

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               2. If any of the items in the previous section applied, A, or B should be liable to compensate the damage the other party has suffered irrespective of whether the cancellation of the current contract occurred or not, and the amount of compensation should be determined through conference between A and B.

               3. If the current contract was cancelled pursuant to Section 1of this Article, B should abandon its claims for all the payment except for its claim for the due Commissions incurred prior to the cancellation date pursuant to the current contract, without being required of its manifestation of intention, and should not claim A for anything.

[Effective period]

Article 19 The effective period of the current contract shall be from April 1st (first), 2009 to June 30th (thirtieth), 2009.

[Procedure after the expiry]

Article 20 When the current contract has expired, B shall have to immediately return A all the goods, documents and so forth that A lent pursuant to the current contract.

               2. Even after the expiry of the current contract, Article 5
               Section 4, Articles 6, 7, 9, 12, 14, and 15, Article 18 Section 3, Articles 20, and Article 21, shall remain effective.

[Competent Court]

Article 21 Regarding disputes concerning the current contract, the Court with jurisdiction over the location of A's head office shall be the competent court dedicated to the first instance.

[Agenda of conferences]

Article 22 In the case of items that are not stipulated in the current contract or dissent in interpretations of an Article or a Section of the current contract, A and B shall sincerely confer each time and promptly resolve them.

IN WITNESS HEREOF the current contract that has come to effect, two copies of it has been executed, onto which A and B each has put its own signature and seal to be stored to each.

April 3, 2009

A:
Nobuyasu Shimokawa  [Seal]
General Manager, 2nd Solution Dept.
Corporate Sales Division, KDDI Corpration,
28-8, Honkomagome 2-chome, Bunkyo-ku, Tokyo

B:
Hideki Anan  [Seal]
CEO, Global Hotline, Inc.
13-12, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo

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Separate Sheet

[1]  These Services

     The Business shall involve the following communication services and so forth:

     (1)  Myline and MylinePLUS services

     (2)  Services for catching calls from the fixed phones on the mobile phone

     (3)  Free call services

     (4)  Recommendation and promotion of the services that A designates

     (5)  Other telecommunication services that A shall separately designate

[2]  Items to observe in The Business

     B, in acquiring the application forms (inclusive of the CD-ROM to be used for the online applications, which shall be applied hereinafter), shall in principle observe the items stipulated as follows:

     (1)  Confirm that the application is intended by the customer.

     (2) Confirm that the application form has been signed off, sealed by the customer who is applying and also that his/her address, name, the contract phone number, and the items that A needs are properly entered.

     (3) If B acquired an application from the customer as a result of its calls, ensure that the address, name, the contract phone number, the application type or the type of charge to apply the customer, and the items that A needs, have been properly entered in the documents that A designates.

     (4) Confirm that the customer has adequate understanding regarding the methods and conditions of its use of the services.

[3]  Places to accomplish the business

     B shall mainly accomplish The Business on the following locations:

               8F Hakuho Bldg.
               17 - 11, Shinjuku 5 - chome, Shinjuku - ku, Tokyo

               11F Nishi-shinjuku Showa Bldg.
               13-12, Nishi-shinjuku 1- chome, Shinjuku - ku, Tokyo

     In performing part of The Business (opening lines concerning applications and the like) B shall carry it out in the location below that is in A's premises (Hereinafter A's premises). Also, in A's premises [4] Leases of apparatus and others and [5] Onerous contract shall be observed. Bunkyo Green Call Center Office, 2-28-8 Honkomagome, Bunkyo-ku, Tokyo

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[4]  Leases of apparatus and others

     A may rent B apparatus and/or equipment and others that A designates (hereinafter "Apparatus and others") with or without charges as A recognizes it to be necessary to accomplish The Business. In this case, B shall store and use them with the due care of a good manager and shall not use them for any other purposes than accomplishing The Business.

[5]  Onerous contract

     1. A shall rent the facilities and others below for the following charges. B shall pay the rent as per A's claim.

             Facility and others                             Rent
--------------------------------------------------------------------------------
(1)  Operation space (limited to the space
     separately agreed on bet. A and B).

(2)  Furniture in the operation space in (1).

(3)  Utility, e.g. electricity, gas, and      (Y)* per month (excluding c-taxes)
     water in the operation space in (1).

(4)  Telephone and other telecommunication
     lines and equipment in the operation
     space in (1).
--------------------------------------------------------------------------------

     2. B shall transfer the rent for the said facilities and others to A's bank account based on A's claim. Furthermore, B may set off the payment with the Commissions that B claims A.

[6]  Days and time slots and so forth to accomplish the business

     1. The days and time slots for B to accomplish The Business shall be from 9:00 to 18:00, from Monday through Friday (hereinafter called "Business days").

     2. If B has to operate differently as stipulated in the previous section for responding to its customers and other reasons, it should so implement after obtaining A's approval in advance.

[7]  Goals of The Business

     The goals for obtaining applications provided in Article 2 Section 3 in the current contract shall be as follows:

     1.   Concerning Myline and Myline PLUS:

          Goals are set concerning the number of opened Myline or Myline PLUS lines per month (Hereinafter "Opened Lines").

          ----------------------------------------------
                            Goals of the number of lines
          ----------------------------------------------
          April 2009             * lines per month
          ----------------------------------------------
          May 2009               * lines per month
          ----------------------------------------------
          June 2009              * lines per month
          ----------------------------------------------

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     2.   Others: None

[8]  Standard for the payment of commission fees

     The commissions (excl. c-taxes) per month for performing The Business will be determined by [9] Add-on commissions and [10] Fixed commissions and the amount will be sum of the both commissions.

[9]  Add-on commissions

     Concerning the Opened Lines per month, at the point they have been accepted and registered with A's computers, the number of Opened Lines per each application will be verified and the commissions will be determined as set forth in the following table.

     Also, concerning the lines for which applications have been accepted during the term of the current contract, if their opening occurred after the expiry of the contract, the commissions will be paid.

     ---------------------------------------------------------------------------
     The number of
      Opened Lines      Service area section               Payment amount
     ---------------------------------------------------------------------------
           *            Outside the prefecture     (Y)* per line (excl. c-taxes)
     ---------------------------------------------------------------------------
           *            Outside the prefecture     (Y)* per line (excl. c-taxes)
     ---------------------------------------------------------------------------
           *            Outside the prefecture     (Y)* per line (excl. c-taxes)
     ---------------------------------------------------------------------------

[10] Fixed commissions

     1. A will set up telemarketing booths for recommendation and promotion of the services that A will designate (Hereinafter "Promotion"). Also, if the telemarketing booths are in A's premises, [4] Leases of apparatus and others and [5] Onerous contract shall be observed.

     2. The number of operating hours per month in the telemarketing booths that A opens for Promotion (Hereinafter "Standard Hours"), and the operating commissions (Hereinafter "Fixed Commissions") are set forth in the following table :

          --------------------------------------------------------------
                             Standard Hours          Fixed Commissions
          --------------------------------------------------------------
          April 2009             * hrs.             (Y)* (excl. c-taxes)
          --------------------------------------------------------------
          May 2009               * hrs.             (Y)* (excl. c-taxes)
          --------------------------------------------------------------
          June 2009              * hrs.             (Y)* (excl. c-taxes)
          --------------------------------------------------------------

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     3.   Irrespective of the previous clause, if the total operating hours for
          Promotion in the booths per month (Hereinafter "Actual Operating Hours") is below the Standard Hours, the amount of Fixed Commissions (excl. c-taxes) per month will be calculated by the following formula (the amount less than (Y)1 omitted):

          [The amount of Fixed Commissions per month] =
              The amount of Fixed Commissions per month x
              (Actual Operating Hours)/(Standard Hours)

     4. Measurement of Actual Operating Hours should be by the method that A and B will agree on, separately from the current contract. Also, in performing Promotion, concerning the number of hours that A has approved appropriate to be included in Actual Hours, it can be added to the number of Actual Hours.

     5. B will report A every business day on the total of operating hours in the booths for Promotion from the previous business day, and other items that A will designate. If B has performed Promotion on non-Business Days based on Clause 4, the said report should be made on the following business day.

     6. A, in order to confirm whether or not the contents reported by B based on the previous clause is correct, can audit B's books, records and the like at any time by notifying B in advance.

     7. Even if the Actual Hours per month excels Standard Hours for the respective month, the amount in Clause 2 will have no change.

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